FOR IMMEDIATE RELEASE

Media Contact:
Christine Needles
Global Corporate Communications
Christine.Needles@interface.com
+1 404-491-4660

Investor Contact:
Bruce Hausmann
Chief Financial Officer
Bruce.Hausmann@interface.com
+1 770-437-6802

Interface Completes Acquisition of Nora Systems

Interface Extends Reach into Performance Flooring with Acquisition of Rubber Flooring Company

ATLANTA – August 7, 2018 – Interface, Inc. (Nasdaq: TILE), a leading global commercial flooring company and worldwide leader in sustainability, today closed its previously announced acquisition of nora systems via a stock purchase transaction valued at approximately $400 million. Nora is a global leader in performance flooring and worldwide share leader in the rubber flooring category, and was previously majority owned by investment firm Intermediate Capital Group (ICG).

This acquisition expands Interface's fast growing resilient flooring portfolio and advances its strategy to serve customers in high-growth segments such as healthcare, life sciences, education and transportation. Rubber flooring is ideal for applications that require hygienic, safe flooring with strong chemical resistance. Additionally, it is extremely durable compared to other flooring alternatives.

Nora is considered the leading premium brand in its category, and its rubber flooring products complement Interface's existing portfolio of modular carpet tile and LVT products. Moving forward, Interface will continue to offer rubber flooring under the nora® brand name.

"We expect the nora acquisition to accelerate our value creation strategy and drive positive results for all of our key stakeholders," said Jay Gould, Interface CEO. "We are eager to start working with our new nora colleagues to better serve our customers. Together we can deliver a wider range of options that meet our customers' requirements in different commercial applications, helping Interface and our customers to win in the marketplace."

The nora acquisition is expected to be accretive to Interface's adjusted earnings per share, beginning in the third quarter. Nora is anticipated to increase the company's Adjusted EPS, a non-GAAP measure, $0.03 to $0.06 in 2018, and $0.15 to $0.20 in 2019.

"We are pleased to deliver an accretive acquisition while maintaining a very manageable net debt leverage ratio," said Bruce Hausmann, Interface CFO. "At the same time, as we announced previously, we are financing the nora transaction with debt by amending and extending our existing credit facility which effectively refinances all of Interface's debt at lower rates while extending maturity dates out for five years. This is a fantastic outcome."

Non-GAAP Financial Measures

Interface provides adjusted earnings per share as additional information regarding its projected operating results in this press release. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP EPS and other non-GAAP measures used by other companies. Adjusted EPS excludes certain transaction costs and purchase accounting related amortization related to the nora acquisition. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

Interface at this time cannot reasonably quantify the GAAP basis impact of the nora transaction to earnings per share without unreasonable efforts, as such calculations are highly dependent upon the the nature of the purchase price accounting adjustments and their impacts going forward. While the ultimate effect of the transaction on Interface's future GAAP EPS cannot be predicted at this time for the reasons stated, we expect that for 2018 and 2019 the effect of the transaction will be negative to our GAAP EPS.

About Interface
Interface Inc. is a world-leading modular flooring company with a fully integrated collection of carpet tiles and resilient flooring. Our modular system helps customers create interior spaces while positively impacting the people who use them and our planet.

Our mission, Climate Take Back™, invites the industry to join us as we commit to running our business in a way that is restorative to the planet and creates a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements. Forward-looking statements include, without limitation, the Company's expectations regarding the effect of the nora acquisition on the Company's results.  Forward-looking statements may be identified by words such as "may," "expect," "forecast," "anticipate," "intend," "plan," "believe," "could," "seek," "project," "estimate," "target," "will" and similar expressions. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including: the risk that the Company may have overestimated the future contribution of the nora business to the Company's combined results; risks related to integration of the combined businesses; risks related to the increased indebtedness the Company will incur to complete the acquisition; risks related to the increased reliance on international business the Company will experience following the acquisition; and risks and uncertainties associated with economic conditions in the commercial interiors industry.

Risk and uncertainties that may cause actual results to differ materially from those predicted in forward-looking statements also include, but are not limited to, the discussion of specific risks and uncertainties under the following subheadings in "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017: "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings"; ~~"~~We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business or on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including sales personnel), and our loss of any of them could affect us adversely"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations"; "Concerns regarding the European sovereign debt and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition"; "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber or our sole third party supplier for luxury vinyl tile ("LVT") could have a material adverse effect on us"; "We have a significant amount of indebtedness, which could have important negative consequences to us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets"; "Changes to our facilities could disrupt our operations"; "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events"; and "Disruptions to or failures of our information technology systems could adversely effect on our business."

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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